Exhibit 15.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-271270) on Form S-8 of our report dated March 15, 2024, with respect to the consolidated financial statements of Fidelis Insurance Holdings Limited

/s/ KPMG Audit Limited
Hamilton, Bermuda
March 15, 2024